UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

476 Rolling Ridge Drive, Suite 300 State College, Pennsylvania		16801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 7, 2012, R.E. Gas Development, LLC (“R.E. Gas”), a wholly-owned subsidiary of Rex Energy Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Keystone Midstream Services, LLC (“Keystone”), R.E. Gas, Stonehenge Energy Resources, L.P. (“Stonehenge”), Summit Discovery Resources II, LLC (“Summit”), MarkWest Liberty Midstream & Resources, L.L.C. (“MarkWest”) and MarkWest Liberty Bluestone, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of MarkWest (“Merger Sub”), pursuant to which Keystone will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of MarkWest. R.E. Gas, Stonehenge and Summit are the current holders (collectively, the “Holders”) of all of the issued and outstanding membership interests in Keystone. R.E. Gas holds a 28% interest in Keystone.

Upon consummation of the Merger, all of the outstanding membership interests in Keystone will be converted into the right to an aggregate amount of cash equal to $512,000,000 (subject to customary post-closing adjustments for working capital and outstanding Keystone indebtedness at closing), payable to the Holders in proportion to their respective sharing ratios under the Keystone limited liability company agreement, as amended. Evercore Partners advised Keystone with respect to this transaction.

The Merger Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the Merger Agreement. Consummation of the transactions contemplated by the Merger Agreement is subject to customary closing conditions including, among other things, (1) approval by the managers of Keystone, (2) approval by the Holders, (3) the repayment of existing bank debt of Keystone and (4) compliance with the applicable requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement contains certain termination rights for each of Keystone and MarkWest, including the right to terminate the Merger Agreement if the Merger is not consummated within 90 days of the date of the Merger Agreement.

Amendment to Senior Credit Agreement

Effective May 7, 2012, the Company entered into a Ninth Amendment to Credit Agreement (the “Ninth Amendment”) with KeyBank National Association (“KeyBank”), as Administrative Agent, and the other lenders signatory thereto, amending that certain Credit Agreement dated as of September 28, 2007 (as amended, modified or supplemented, the “Credit Agreement”).

The Ninth Amendment amends certain provisions of the Credit Agreement to, among other things, (i) increase the Company’s allowable investments in designated midstream and infrastructure projects from $45 million in cash and $4.5 million in property to $55 million in cash and $4.5 million in property and (ii) increase the Borrowing Base (as defined in the Credit Agreement) by $10,000,000 to $265,000,000.

Amendment to Second Lien Credit Agreement

Also effective May 7, 2012, and in conjunction with the Ninth Amendment, the Company entered into a First Amendment to Second Lien Credit Agreement (the “First Amendment”) with KeyBank as Administrative Agent, and the other lenders signatory thereto, amending that certain Second Lien Credit Agreement dated as of December 22, 2011 (as amended, modified or supplemented, the “2nd Lien Credit Agreement”).

The First Amendment amends certain provisions of the 2nd Lien Credit Agreement to, among other things, increase the Company’s allowable investments in designated midstream and infrastructure projects from $45 million in cash and $4.5 million in property to $55 million in cash and $4.5 million in property.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” under the heading “Amendment to Senior Credit Agreement” is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 9, 2012, the Board of Directors (the “Board”) of the Company approved the amendment and restatement of the Company’s Bylaws (as amended and restated, the “Bylaws”) pursuant to the authority granted by Section 7.11 of the Company’s former bylaws (the “Old Bylaws”) and the Delaware General Corporation Law. The following discussion briefly summarizes certain of the significant, material differences between the Old Bylaws and the Bylaws:

Advance Notice of Stockholder Business and Nominations: Section 2.04 of the Old Bylaws was updated with respect to stockholder nominations for the election of directors and the submission of other business at a stockholder meeting. As updated, Section 2.04 provides that in order for a stockholder to nominate a director or submit other business at a stockholder meeting (other than matters properly submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), a stockholder must comply with the advance notice provisions set forth therein, including, providing written notice of such nomination and other business in a timely manner. To be considered timely, the Bylaws generally now provide that a stockholder’s notice must be delivered to the Company’s Secretary not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. In addition, the Bylaws now provide that a stockholder’s notice must also be updated or supplemented, if necessary, so that the information provided or required to be provided in such notice is accurate as of the record date for the applicable meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof. The revised advance notice provisions of the Bylaws also require updates as to the specific requirements of the stockholder’s notice to the Company’s

Secretary and to the stockholder’s disclosures regarding the stockholder’s ownership and voting interests in the Company’s securities. A new Section 2.05 was also added to the Bylaws to require that any person nominated by a stockholder in accordance with the requirements of Section 2.04 of the Bylaws as described above submit a questionnaire to the Company and to provide certain other representations in order to be an eligible director nominee.

Adjournment of Stockholder Meetings: Section 2.06(a) of the Old Bylaws was updated to clarify the procedures for adjourning a meeting of the stockholders.

Treatment of Broker Non-Votes and Abstentions: Section 2.06(b) of the Old Bylaws was updated to clarify that abstentions and broker non-votes are considered present and entitled to vote for purposes of establishing a quorum, but are not counted as votes cast for, against or withheld with respect to any proposal or director nominee.

Conduct of Stockholder Meetings: Section 2.09 of the Old Bylaws was amended to clarify procedures related to the conduct of stockholder meetings. The Bylaws now explicitly provide that the Board may adopt rules and regulations for the conduct of stockholder meetings as it deems appropriate.

Stockholder List: Section 2.11 of the Old Bylaws was amended to reflect an update to applicable Delaware law in that the stockholder list may be made available on a reasonably accessible electronic network or at the Company’s principal place of business at least 10 days prior to the date of any stockholder meeting.

Inspectors of Election: Section 2.12 of the Old Bylaws was updated to explicitly provide for the duties of the inspector of election at any stockholder meeting.

Record Date: A new Section 2.13 was added to the Bylaws to allow the Board to set one record date for determining stockholders entitled to notice of a meeting and a second record date for determining stockholders entitled to vote at a meeting of the stockholders.

Stockholder Action by Written Consent: A new Section 2.14 was added to the Bylaws to set forth the procedures to be followed with respect to stockholder action by written consent, including the procedures for fixing a record date in order to determine the stockholders entitled to take such action. This section generally provides that action by written consent of the stockholders requires that the consent be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and must be properly delivered to the Company and verified by an independent inspector of elections.

Committees of the Board: Section 3.15 of the Old Bylaws was expanded to clarify Board committee responsibilities and procedures and to allow for the ability of the Board to designate a chairman for each committee.

Chairman of the Board: Section 4.06 of the Old Bylaws was updated to clarify that the Chairman of the Board, if one is elected, must be a director of the Company to be eligible for such office.

Transfer of Shares: Section 5.02 of the Old Bylaws was amended to specifically provide procedures for the transfer of uncertificated shares of the Company’s stock.

Lost, Stolen, Destroyed or Mutilated Stock Certificates: Section 5.03 of the Old Bylaws was amended to provide greater flexibility to the Company with respect to lost, stolen, destroyed or mutilated stock certificates.

Advance of Expenses: Section 6.04 of the Old Bylaws was expanded to specifically provide for procedures for an indemnitee to request an advancement of expenses and to require an indemnitee to repay (without interest) any advanced amounts that are determined to be in excess of amounts paid by such indemnitee.

Subrogation Rights: Section 6.07 of the Old Bylaws was updated to provide that the Company shall be subrogated to all rights of recovery of any person entitled to indemnification and shall require any such person to perform all acts and execute all documents necessary to secure such rights for the Company.

Notice of Meetings: New Sections 7.01 and 7.02 were added to the Bylaws to consolidate the procedures for giving and waiving any required notices to directors, members of any committees or stockholders (including allowing for notices to be given or waived by means of electronic transmission).

The foregoing description of the Bylaws is a summary and is qualified in its entirety by the full text of the Bylaws, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 10, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) at 11:00 a.m. at The Pittsburgh Marriot City Center located at 112 Washington Place in Pittsburgh, Pennsylvania. As of March 26, 2012, the record date for the 2012 Annual Meeting, there were 52,902,996 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 42,456,921 shares of common stock was present at the 2012 Annual Meeting. The final voting results of the 2012 Annual Meeting are set forth below.

Proposal One – Election of Directors

The Company’s common stockholders elected each of the Company’s six nominees for director to serve a term of one year to expire at the 2013 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, as set forth below:

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Lance T. Shaner	32,305,706	5,044,582	5,106,633
Thomas C. Stabley	36,967,554	382,734	5,106,633
John W. Higbee	35,949,606	1,400,682	5,106,633
John A. Lombardi	35,945,103	1,405,185	5,106,633
Eric L. Mattson	35,997,007	1,353,281	5,106,633
John J. Zak	32,548,138	4,802,150	5,106,633

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s common stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, as set forth below:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
39,403,693	3,018,897	34,331

Proposal Three – Advisory Vote on Executive Compensation

The Company’s common stockholders approved the compensation of its named executive officers as described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 5, 2012, as set forth below:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
36,305,427	286,900	757,961	5,106,633

Item 7.01.	Regulation FD Disclosure.

On May 7, 2012, the Company issued a press release announcing entry into the Merger Agreement with MarkWest and the increase in the Company’s borrowing base under the Credit Agreement. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Rex Energy Corporation.

99.1	Rex Energy Corporation Press Release dated May 7, 2012.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Vice President, General Counsel and Secretary

Date: May 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Rex Energy Corporation.

99.1	Rex Energy Corporation Press Release dated May 7, 2012.